UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2007

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 10, 2007, EnerNOC, Inc. (the “Company”) entered into an Office Lease (the “Lease”) with Transwestern Federal, L.L.C. (the “Landlord”), pursuant to which the Company agreed to lease approximately 15,425 square feet at a facility located at 101 Federal Street in Boston, Massachusetts (the “Premises”). The term of the Lease (the “Term”) is for a period of approximately twelve months beginning on the execution date of the Lease, or December 10, 2007, and ending on November 30, 2008.

Pursuant to the terms of the Lease, the annual base rent will be approximately $694,000, or approximately $57,800 per month.  In addition, the Company is obligated to pay Landlord for all electricity used by the Company in the Premises, as well as for certain sales and use taxes, if any, associated with the Premises. Pursuant to the terms of the Lease, the Company may not assign, sublet, transfer or encumber its interest in the Lease or the Premises without Landlord’s prior written consent, except under certain circumstances specified in the Lease.

Landlord may, among other remedies, terminate the Lease and/or the Company’s right to possession of the Premises in the event of any default or breach of the Lease by the Company, certain of which defaults and breaches are subject to applicable cure periods.  In the event of a termination of the Company’s right to possession of the Premises without a termination of the Lease, the Company will be obligated to continue to pay all amounts due under the Lease until the end of the Term, which amounts will be reduced by payments actually received by Landlord from any replacement tenant, net of any expenses incurred by Landlord. In the event of a termination of the Lease, the Company will be obligated to pay all amounts due under the Lease up to the date of termination, including any reasonable costs and expenses incurred by Landlord in connection with such termination, as well a certain amount in damages, as calculated in accordance with the Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: December 12, 2007	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease, dated as of December 10, 2007, between Transwestern Federal, L.L.C., as Landlord, and EnerNOC, Inc., as Tenant.